UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2014 (June 25, 2014)

SLM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13251	52-2013874
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Continental Drive, Newark, Delaware	19713
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 283-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On June 25, 2014, SLM Corporation (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”). As of the close of business on April 30, 2014, the record date for the Annual Meeting, 422,781,435 shares of common stock, par value $.20 per share, were outstanding and entitled to vote. At the Annual Meeting, 367,170,621 shares, or approximately 86.84%, of the outstanding shares of common stock entitled to vote were represented in person or by proxy. At the Annual Meeting, the following proposals were submitted to a vote of the Company’s stockholders, with the voting results indicated below:

Proposal 1 – Election of Directors. The Company’s stockholders elected the following 10 directors to hold office until the 2015 Annual Meeting of Stockholders and until their successors have been duly elected or appointed.

	For	Against	Abstain	Broker Non-Votes
Paul G. Child	344,975,324	811,162	2,638,560	18,745,575
Carter Warren Franke	344,565,401	818,097	3,041,548	18,745,575
Earl A. Goode	338,294,885	7,398,237	2,731,924	18,745,575
Ronald F. Hunt	340,336,361	5,450,544	2,638,141	18,745,575
Marianne Keler	344,659,616	1,129,960	2,635,470	18,745,575
Jed H. Pitcher	344,263,482	1,522,840	2,638,724	18,745,575
Frank C. Puleo	343,125,036	2,661,599	2,638,411	18,745,575
Raymond J. Quinlan	337,707,446	7,406,086	3,311,514	18,745,575
William N. Shiebler	344,376,855	1,409,776	2,638,415	18,745,575
Robert S. Strong	344,562,029	819,745	3,043,272	18,745,575

As previously disclosed in the Form 8-K filed on May 28, 2014, Mr. DePaulo informed the Company of his decision to terminate his employment effective June 13, 2014, to resign as a member of the board of directors of the Company, and not to stand for reelection to the board of directors of the Company. Subsequently, the Company removed Mr. DePaulo from the ballot.

Proposal 2 – Advisory Vote on Executive Compensation. The Company’s stockholders approved, by an advisory vote, the compensation of its named executive officers.

For	Against	Abstain	Broker Non-Votes
342,013,289	2,335,650	4,076,107	18,745,575

Proposal 3 – Ratification of the Appointment of KPMG LLP. The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

For	Against	Abstain	Broker Non-Votes
362,260,153	2,266,928	2,643,540	0

Proposal 4 – Approval of Amendment of the Limited Liability Company Agreement of Navient LLC. The Company’s stockholders approved the proposal regarding the amendment of the limited liability company agreement of Navient LLC.

For	Against	Abstain	Broker Non-Votes
341,257,955	4,522,347	2,644,744	18,745,575

Proposal 5 – Approval of Amendment to the Restated Certificate of Incorporation of SLM Corporation, as Amended. The Company’s stockholders approved the proposal regarding the amendment to the Company’s Restated Certificate of Incorporation, as amended, to eliminate cumulative voting in the election of directors.

For	Against	Abstain	Broker Non-Votes
264,581,427	81,205,550	2,638,069	18,745,575

Proposal 6 – Stockholder Proposal Regarding Proxy Access. The Company’s stockholders approved the stockholder proposal regarding proxy access.

For	Against	Abstain	Broker Non-Votes
229,818,266	105,350,308	11,429,044	20,573,002

Proposal 7 – Stockholder Proposal Regarding Lobbying Disclosure. The Company’s stockholders did not approve the stockholder proposal regarding disclosure of the Company’s lobbying expenditures and contributions.

For	Against	Abstain	Broker Non-Votes
158,217,684	111,943,167	78,264,195	18,745,575

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION

Date: June 26, 2014	By:	/s/ Laurent C. Lutz
Laurent C. Lutz
Executive Vice President, General Counsel & Corporate Secretary